EXHIBIT 11.1


                            IVAX CORPORATION AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS PER SHARE
                          (In thousands, except per share data)

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
                                                             Year Ended December 31,
                                                    -------------------------------------
                                                        1995           1994         1993
                                                    ------------     ----------   --------

PRIMARY EARNINGS PER COMMON SHARE:

 Income before extraordinary items                   $ 114,801       $ 89,872      $107,982
 Extraordinary items                                        34           (823)       (8,628)
                                                    -----------      ----------   ----------
 Net income for primary computation                  $ 114,835       $ 89,049      $ 99,354
                                                    ===========      ==========   ==========
 Average number of common and dilutive common
  equivalent shares-primary                            119,253        116,339       114,722
                                                    ===========      ==========   =========
 Earnings before extraordinary items                 $     .96       $    .77      $    .94
                                                    ===========      ==========   =========
 Net earnings                                        $     .96       $    .76      $    .87
                                                    ===========      ==========   =========

FULLY DILUTED EARNINGS PER COMMON SHARE:

 Income before extraordinary items                  $  114,801       $ 89,872      $107,982
 Adjustment for interest expense on 9.00%
  Convertible Subordinated Debentures, net of tax           62             76            81
                                                    -----------     -----------   ---------

 Adjusted income before extraordinary items for
  fully diluted computation                            114,863         89,948       108,063
 Extraordinary items                                        34           (823)       (8,628)
                                                    -----------     -----------   ----------
 Net income for fully diluted computation            $ 114,897       $ 89,125      $ 99,435
                                                    ===========     ==========    =========
 Average number of common and dilutive common
  equivalent shares-fully diluted                      120,365        116,792       115,504
                                                    ===========     ==========    =========

 Earnings before extraordinary items                 $     .95      $     .77      $    .93
                                                    ===========     ==========    =========

 Net earnings                                        $     .95      $     .76      $    .86
                                                    ===========     ==========    =========

AVERAGE NUMBER OF COMMON SHARES AND
DILUTIVE COMMON SHARE EQUIVALENTS:

 Primary shares:
 Average number of common shares outstanding           116,065        105,515       102,314
 Incremental shares for options and warrants             3,188          2,774         4,358
 Conversion of pooled company's convertible
  preferred stock                                         -             8,050         8,050
                                                    -----------     ---------     ---------
                                                       119,253        116,339       114,722
                                                    ===========     =========     =========
 Fully diluted shares:
 Average number of common shares outstanding           116,065        105,515       102,314
 Incremental shares for options and warrants             4,064          2,941         4,854
 Conversion of pooled company's convertible
  preferred stock                                        -              8,050         8,050
 Conversion equivalent of 9.00% Convertible
  Subordinated Debentures                                  236            286           286
                                                    -----------     ----------    ---------
                                                       120,365        116,792       115,504
                                                    ===========     ==========    =========
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